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                                                                  EXHIBIT 3.1(b)


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             THE TIMBERLAND COMPANY


         The Timberland Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, acting by unanimous written consent on May 21, 1987, adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring the advisability thereof and calling for submitting the proposed amendment to the shareholders of the Corporation for their approval and adoption. The resolution setting forth the proposed amendment is as follows:

         RESOLVED:  That Section 4.3.2 of the Restated Certificate of
                    Incorporation of this Corporation be deleted in its entirety and that there be substituted in lieu thereof a new Section
                    4.3.2 which shall read in its entirety as set forth in Exhibit A hereto.

Exhibit A attached hereto is a correct and complete copy of Exhibit A attached to said consent.

         SECOND: That the stockholders of the Corporation duly approved and adopted such resolution by written consent on May 21, 1987 in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice has been given in accordance with the provisions of such Section.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation will not be reduced under or by reason of the said amendment.

         IN WITNESS WHEREOF, said The Timberland Company has caused this certificate to be signed by Sidney W. Swartz, President and attested to by John
E. Beard, Secretary, this 21st day of May, 1987.


                                            THE TIMBERLAND COMPANY


                                            By  /s/ Sidney W. Swartz
                                               ---------------------------------

ATTEST:


By:  /s/  John E. Beard
   ---------------------------------
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                                    EXHIBIT A


         4.3.2 Voting Rights and Powers. Except as otherwise provided in this
Section 4.3.2, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Class A Common Stock and the holders of the outstanding shares of the Class B Common Stock shall, except as otherwise required by law, vote together as a single class, and every holder of the outstanding shares of the Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Class A Common Stock standing in his name, and every holder of outstanding shares of the Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of the Class B Common stock standing in his name. With respect to the election of directors at each annual meeting, or special meeting in lieu of the annual meeting, of the stockholders of the corporation, (i) the holders of the Class A Common Stock shall have the right, voting separately as a class, to elect a number of the directors of the corporation equal to 25% of the total number of directors to be elected at such meeting (and, if such number is not a whole number, rounded upwards to the nearest whole number) (such directors being referred to herein as the "Class A Directors"), and (ii) the holders of Class A Common Stock and Class B Common Stock shall vote together as provided in the first sentence of this Section 4.3.2 for the election of all directors who are not Class A Directors; provided, however, that if at any time the aggregate number of issued and outstanding shares of Class B Common Stock is less than 12.5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock, then the holders of Class A Common Stock and Class B Common Stock shall vote together as a class for the election of all directors who are not Class A Directors, with each holder of Class A Common Stock and each holder of Class B Common Stock entitled to cast one (1) vote in person or by proxy for each share of such Class A Common Stock and for each share of such Class B Common Stock standing in his name. With respect to any proposed amendment to this Restated Certificate of Incorporation which would change the powers, preferences, relative voting power or special rights of the shares of the Class A Common Stock or the Class B Common Stock so as to affect either class adversely relative to the other, the approval of a majority of the votes entitled to be cast by the holders of the class adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided.